UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2012

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Columbus Circle, New York, New York 10023

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 25, 2012, Carl U.J. Rossetti informed Time Warner Cable Inc. (the “Company”) that he intends to retire from his position as Executive Vice President & President, Time Warner Cable Ventures, effective December 31, 2012.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On July 26, 2012, the Company’s Board of Directors adopted amendments to Article II, Section 3 of the Company’s By-laws that added Sections 3(b), (c) and (d) thereto (i) to provide that special meetings of stockholders of the Company may be called by the Company’s Secretary upon the valid written request of one or more holders of record Owning (as defined in the By-laws) at least 25% of the voting power of the Company’s outstanding capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting (Section 3(b)) and (ii) to subject such special meeting requests made by Company stockholders to certain procedural and informational requirements (Sections 3(b), (c) and (d)). In addition, the amendments included a few technical conforming changes and a few other nonsubstantive changes. The By-laws as amended became effective as of July 26, 2012.

The foregoing summary of the amendments to the Company’s By-laws is qualified in its entirety by reference to the By-laws, as amended, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	By-laws of Time Warner Cable Inc., as amended through July 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Marc Lawrence-Apfelbaum
Name:	Marc Lawrence-Apfelbaum
Title:	Executive Vice President, General Counsel & Secretary

Date: July 31, 2012

Exhibit Index

Exhibit No	Description

3.1	By-laws of Time Warner Cable Inc., as amended through July 26, 2012.

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